Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated May 15, 2023, relating to the financial statements of Corporación Inmobiliaria Vesta, S.A.B. de C.V. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Galaz, Yamazaki, Ruiz Urquiza, S.C.

Member of Deloitte Touche Tohmatsu Limited
Mexico City, Mexico
December 5, 2023